Exhibit 32


                      CERTIFICATION PURSUANT TO
                       18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO
            SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Imagenetix, Inc. (the "Registrant") on Form 10-QSB for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), We, William P. Spencer, CEO, President and director and Debra L. Spencer, Secretary/Treasurer and director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Dated: 2/23/04                        /s/William P. Spencer
      ----------                      ---------------------------
                                      William P. Spencer
                                      CEO, President and director



Dated: 2/23/04                        /s/Debra L. Spencer
      ----------                      ---------------------------
                                      Debra L. Spencer
                                      Secretary/Treasurer and director